United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 1, 2006

(Date of earliest event reported)

EMAK Worldwide, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard

Los Angeles, California 90048

(Address of Principal executive offices, including zip code)

(323) 932-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2006, the Board of Directors (the “Board”) of EMAK Worldwide, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of March 15, 2006, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, to accelerate the final expiration date of the rights issued thereunder (the “Rights”) to the close of business on August 1, 2006. Pursuant to the Rights Agreement, each share of Company common stock, $0.001 par value, outstanding and subsequently issued has attached to it one Right representing the right to purchase one one-thousandth (1/1000) of a share of Series A Junior Participating Preferred Stock of the Company under certain circumstances specified in the Rights Agreement. As a result of the Amendment, the Rights shall no longer be outstanding, and are not exercisable, after August 1, 2006.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is set forth as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated under this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 4.1	Amendment No. 2 to Rights Agreement, dated August 1, 2006, between the Company and Continental Stock Transfer & Trust Company.

Exhibit 99.1	Press Release, dated August 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, Inc.

Date: August 1, 2006                                                  By:              /S/TERESA L. TORMEY

Teresa L. Tormey,
Chief Administrative Officer and General Counsel

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